Mantyla McReynolds LLC
CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dynatronics Corporation and Subsidiary:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-53524, as amended, and 333-69057) of our report dated September 29, 2014, with respect to the consolidated audited financial statements of Dynatronics Corporation and Subsidiary as of June 30, 2014 and for the year then ended.

Mantyla McReynolds, LLC

Salt Lake City, Utah
September 29, 2014